Exhibit 99.1


Investor Contact: Alex Lewis
                  877-784-7167

Media Contact:    Debbie Atkins                                     NEWS RELEASE
                  864-597-8361



                     DENNY'S REPORTS MARCH SAME-STORE SALES

         Spartanburg, S.C., April 6, 2006 - Denny's Corporation (Nasdaq:DENN) today reported same-store sales for its company-owned Denny's restaurants during the five-week month ended March 29, 2006 compared with the related period in fiscal year 2005.

        Sales:                                Mar. 2006            1Q 2006
        -----------------------------      -------------      -------------
        Same-Store Sales                          2.0%               4.6%
             Guest Check Average                  8.0%               8.0%
             Guest Counts                        (5.5%)             (3.1%)


        Restaurant Counts:                      3/29/06           12/28/05
        -----------------------------      -------------      -------------
             Company-Owned                          545                543
             Franchised and Licensed              1,030              1,035
                                           -------------      -------------
                                                  1,575              1,578

         Denny's same-store sales results in March were negatively impacted by the shift in timing of the Easter holiday and the associated seasonal travel. This period of higher sales volume was included in fiscal March last year but falls in fiscal April this year. Denny's estimates that March same-store sales this year were reduced by approximately 1.5-2.0 percentage points compared with the prior year. Denny's expects to realize a similar benefit to same-store sales in the month of April.

         Denny's plans to release results for the first quarter of 2006 after market close on Wednesday, April 26. In addition, Denny's plans to release same-store sales for the month ended April 26 after market close on Thursday, May 4.

         Denny's is America's largest full-service family restaurant chain, consisting of 545 company-owned units and 1,030 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.


         The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as "expects", "anticipates", "believes", "intends", "plans", and "hopes", variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 28, 2005.